FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) October 31, 2000

                                Innovo Group Inc
             (Exact name of registrant as specified in its charter)

       Tennessee                       0-18926            11-2928178
(State or other jurisdiction         (Commission        (IRS Employer
      of incorporation)              File Number)     Identification No.)

2633 Kingston Pike, Suite 100, Knoxville, TN                    37919
  (Address of principal executive offices)                   (Zip Code)

   Registrant's telephone number, including area code:  (865) 546-1110

                _________________________________________________
          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

	 The purchase of shares and warrants by Commerce Group, LLC and its designees as described in Item 5 below, which description is incorporated herein by this reference, may be deemed to result in a change in control of the Company.  As a result of those purchases, which have been approved by the Company's stockholders, the Company believes that Hubert Guez and the other members of the
Commerce Group hold an aggregate of 2,863,637 of 12,686,009 outstanding shares of Company common stock, or 22.5% of currently outstanding shares.  The members of the Commerce Group also have the right under the terms of their investment to designate three members of the Company's Board of Directors.  See the exhibits to the Company's amended Current Report on Form 8-K filed September 15, 2000, which are incorporated herein by this reference. However, members of the
Company's current management hold approximately 3,863,000 shares, or approximately 30.4% of outstanding shares. As of the date of this report, the
Commerce Group had not designated anyone to serve on the Company's Board of Directors.

  The Commerce Group members also have the right to acquire an additional 3,000,000 shares pursuant to purchased warrants that are currently exercisable, which would result in ownership of 5,863,637 of 15,686,009 issued and outstanding shares, or 37.3% of shares then outstanding assuming that no other shares have been issued.


Item 2.  Acquisition or Disposition of Assets

	Not Applicable

Item 3.  Bankruptcy or Receivership

	Not Applicable

Item 4.  Changes in Registrant's Certifying Accountant

	Not Applicable

Item 5.  Other Events

  In July 1997, the SEC and Nasdaq announced revised standards for listing on the Nasdaq SmallCap Market that required that a company's listed securities trade for not less than $1.00 per share and that the company have net tangible assets (total assets, excluding goodwill, minus total liabilities) of at least $2,000,000. The change became effective in February 1998.

  Due to continued losses, the Company did not meet the required net tangible asset level as of November 30, 1999 and was notified on March 15, 2000 that the common stock would be delisted unless the Company could establish a compliance plan that would result in the Company obtaining the Nasdaq continued listing requirements. On July 19, 2000, the Company was granted a temporary exception from the net tangible asset level standard subject to Innovo meeting certain conditions. The conditions required the Company to obtain a minimum net tangible asset level of $4 million on or before August 11, 2000 ("Phase I") and a minimum net tangible asset level of $5 million on or before October 31, 2000 ("Phase II"). The Company was deemed by Nasdaq to have met the Phase I requirements through transactions completed with the Furrow Group and Commerce Investment Group, LLC ("Commerce") as reported in the Company's Current Report on Form 8-K dated August 11, 2000.

  In order to meet the Phase II requirements, the Company has issued (i) on October 30, 2000, 1.5 million shares of Company common stock and 3.3 million warrants with the warrants having a three-year term and an exercise price of $2.10 per share for $1.5 million in cash to persons and entities designated by Commerce; and (ii) on October 31, 2000, 1,062,500 shares of common stock and 850,000 warrants having a three-year term and an exercise price of $2.00 for net proceeds after legal and placement fees of $823,000 to other investors (the "Mizrachi Group"). (The legal and placement fees totaling $27,000.) The Company believes that the completion of these transactions will allow the Company to meet the Nasdaq requirements for continued listing on the Nasdaq SmallCap Market.

  The proceeds from the Commerce transaction will be used to immediately purchase goods and services from Commerce pursuant to a supply agreement entered into between Commerce and the Company. The Company anticipates taking some one-time non-nonrecurring charges in the fourth quarter as a result of the transactions.

  During the latter part of November, the Company plans to issue an additional 1,062,500 shares and 850,000 warrants having a three-year term and an exercise price of $2.00 for proceeds after placement fees of $833,000 to the Mizrachi Group. (Placement fees totaling $17,000.)

  The listing exception will expire on October 31, 2000. In the event the Company is deemed to have met the terms of the exception, it shall continue to be listed on The Nasdaq SmallCap Market. The Company believes that it can meet these conditions; however, there can be no assurance that it will do so nor, upon completion of the transactions, can their be any assurances that Nasdaq will deem the Company to have met the requirements for continued listing on the Nasdaq SmallCap Market. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed on the OTC-Bulletin Board. For the duration of the exception, the Company's Nasdaq symbol will be INNOC.

 	Please see the unaudited pro forma consolidated balance sheet for the pro forma effect of the Phase II transactions if they had occurred as of September 30, 2000 and assuming that the proceeds of the Commerce Group investment had been used to purchase finished goods taken into inventory.


                       INNOVO GROUP INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                         (000's except per share data)


                                                                     Pro Forma
                                               Balance    Pro forma    Balance
                                               9/30/00   Adjustments   9/30/00
                                               -------   -----------   -------
CURRENT ASSETS
  Cash and cash equivalents                    $    28       $   823   $   851
  Accounts receivable, net                       2,573                   2,573
  Inventories                                    2,552         1,500     4,052
  Prepaid expenses                                  26                      26
                                                ------        ------    ------
  Total Current Assets                           5,179         2,323     7,502

PROPERTY, PLANT AND EQUIPMENT, net               2,907                   2,907
                                                ------        ------    ------
TOTAL ASSETS                                     8,086         2,323    10,409
                                                ------        ------    ------
                                                ------        ------    ------

CURRENT LIABILITIES
  Current maturities of long-term debt          1,729                    1,729
  Accounts payable                                517                      517
  Accrued expenses                              1,202                    1,202
                                               ------                   ------
  Total Current Liabilities                     3,448                    3,448

LONG-TERM DEBT, less current maturities         1,270                    1,270
                                               ------                   ------
TOTAL LIABILITIES                               4,718                    4,718
                                               ------                   ------
                                               ------                   ------
STOCKHOLDERS' EQUITY
  Common stock                                  1,009           256      1,265
  Additional paid-in-capital                   35,139         2,067     37,206
  Promissory note - officer                      (703)                    (703)
  Deficit                                     (29,651)                 (29,651)
  Treasury stock                               (2,426)                  (2,426)

TOTAL STOCKHOLDERS' EQUITY                      3,368                    5,691
                                               ------       ------      ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 8,086      $ 2,323     $10,409
                                               ------       ------      ------
                                               ------       ------      ------

  Copies of definitive agreements entered into pursuant to the transactions described above will be filed by amendment as exhibits to this Current Report on Form 8-K. The forgoing descriptions are qualified in their entirety by reference to such definitive agreements.

Item 6.  Resignations or Registrant's Directors

	Not Applicable

Item 7.  Financial Statements and Exhibits

	Not Applicable

Item 8.  Change in Fiscal Year

	None



                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   INNOVO GROUP INC.
                                                   -----------------
                                                   (Registrant)

Date:  October 31, 2000
       ----------------
                                              By:  /s/ Samuel J. Furrow
                                                   --------------------
                                                   Samuel J. Furrow